UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 30, 2013

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

811 Main Street, Suite 2100, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement.

Deed of Grant

On April 30, 2013, Endeavour Energy UK Limited (“EEUK”), a wholly-owned subsidiary of Endeavour International Corporation (the “Company”), entered into a Deed of Grant of Production Payment (the “Deed of Grant”) with Cidoval S.à r.l. (“Cidoval”) providing for the grant of a production payment over the proceeds of sale from a portion of EEUK’s entitlement to production from its interests in the Alba and Bacchus fields located in the U.K. sector of the North Sea (the “Grant”). Cidoval is required to look solely to the proceeds from the sale of production from EEUK’s entitlement from the Alba and Bacchus fields for satisfaction and discharge of all amounts due under the Grant.

The Deed of Grant was entered into pursuant to that certain sale and purchase agreement dated March 5, 2013 between EEUK and END PP Holdings LLC (as subsequently novated in favor of Cidoval pursuant to a deed of novation and amendment dated March 28, 2013). The Grant will cease upon the earlier of the repayment from EEUK to Cidoval of a termination amount of $125,575,926 plus any deficiency amounts owing from EEUK to Cidoval or production from the licences subject of the Grant permanently ceasing. The UK Department of Energy and Climate Change granted its approval to the transaction on April 26, 2013.

EEUK’s obligations under the Deed of Grant are secured by first priority liens over EEUK’s interests in the licences and joint operating agreements relating to the Alba and Bacchus fields and the accounts into which proceeds from the sale of production from such fields are paid. EEUK’s obligations under the Deed of Grant are also secured by second priority liens over certain other licences, joint operating agreements and assets of the Company and its subsidiaries. Such second priority liens are subordinated to the security granted to Cyan Partners, LP on April 12, 2012 pursuant to an intercreditor agreement.

The foregoing is qualified in its entirety by reference to the Deed of Grant, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Warrant Agreements

In connection with the entrance into the Deed of Grant, on April 30, 2013, the Company entered into a Warrant Agreement for the Purchase Common Stock (the “Warrant Agreement”) with certain investors (the “Investors”). Pursuant to the Warrant Agreement, the Company issued the Investors warrants (the “Warrants”) to purchase a total of 3,440,000 shares of the Company’s common stock at an exercise price of $3.014 per share (the “Exercise Price”). The Warrants expire on April 30, 2018 (the “Expiration Date”) and are subject to customary anti-dilution provisions. The Company has also agreed to provide the Investors with customary resale registration rights as soon as reasonably practicable.

The Warrant Agreement includes a cashless exercise provision entitling the Investors to surrender a portion of the underlying common stock that has a value equal to the aggregate exercise price in lieu of paying cash upon exercise of a Warrant.

The above-referenced issuances were not registered under the Securities Act of 1933, as amended (the “Securities Act”) and qualified for exemption under Section 4(2), because the issuance of securities by the Company did not involve a public offering.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 regarding the Warrant Agreement above is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Deed of Grant of Production Payment between Endeavour Energy UK Limited and Cidoval S.à r.l.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

April 30, 2013	By:	/s/ Stanley W. Farmer

Name: Stanley W. Farmer
Title: Vice President and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

10.1	Deed of Grant of Production Payment between Endeavour Energy UK Limited and Cidoval S.à r.l.